United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 18, 2008
(Date of earliest event reported)

Applied Signal Technology, Inc. (Exact name of registrant as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	000-21236 (Commission file number)	77-0015491 (I.R.S. Employer Identification No.)
400 West California Ave., Sunnyvale, CA 94086 (Address of principal executive offices)
(408) 749-1888 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At the annual meeting of shareholders of Applied Signal Technology, Inc. (the “Company”) held on March 18, 2008, the Company’s shareholders approved an amendment to the Applied Signal Technology, Inc. 2004 Stock Incentive Plan (the “2004 Plan”) to increase the aggregate number of shares of the Company’s common stock authorized for issuance under the 2004 Plan by an additional 500,000. The Company’s executive officers and directors are eligible to receive awards under the 2004 Plan, including stock options and restricted stock units, in accordance with the terms and conditions of the 2004 Plan.

The Company’s shareholders have previously approved the reservation of 600,000 shares of the Company’s Common Stock (subject to adjustment upon certain changes in the capital structure of the Company) for issuance under the 2004 Plan.

Item 9.01: Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.28	First Amendment to Applied Signal Technology, Inc. 2004 Stock Incentive Plan.*

* Management contract or compensatory plan, contract, or arrangement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2008	Applied Signal Technology, Inc. By: /s/ Gary L. Yancey Gary L. Yancey Chairman and Chief Executive Officer

Exhibit 10.28

First Amendment to
Applied Signal Technology, Inc.
2004 Stock Incentive Plan

WHEREAS, Applied Signal Technology, Inc. (the “Company”) desires to amend the Applied Signal Technology, Inc. 2004 Stock Incentive Plan (as amended and in effect, the “Plan”) to (i) increase the aggregate number of shares authorized for issuance under the Plan by 500,000 shares of common stock of the Company (the “Plan Amendment”); and

WHEREAS, on November 15, 2007, subject to shareholder approval, the Board of Directors of the Company approved the Plan Amendment.

WHEREAS, on March 18, 2008, the shareholders of the Company approved the Plan Amendment;

NOW THEREFORE, in accordance with Section 14 of the Plan, the Plan is hereby amended as follows:

Section 4.1 of the Plan is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be one million one hundred thousand (1,100,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeiture or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan to the extent such shares are withheld in satisfaction of tax withholding obligations pursuant to Section 13. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the net number of shares for which the Option is exercised.

RESOLVED, FURTHER, that the Plan Amendment shall be effective upon approval of the shareholders of the Company at the Annual Meeting of Shareholders held on March 18, 2008. If the Plan Amendment is not so approved at such meeting, then the amendment to the Plan set forth herein shall be void ab initio.

RESOLVED, FURTHER, that except herein above provided, the Plan is hereby ratified, confirmed and approved in all respects.